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EXHIBIT 24

POWER OF ATTORNEY



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POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, BIOMAGNETIC TECHNOLOGIES, INC. (the "Corporation") intends to file an Annual Report on Form 10-K with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended.

WHEREAS, the undersigned are directors of the Corporation.

NOW, THEREFORE, the undersigned hereby constitute and appoint D. Scott Buchanan and Herman Bergman, or either of them, as their attorneys-in-fact to act in their place and stead and to execute and to file such Annual Report and any amendments or supplements thereto, giving and granting to said attorneys full power and authority to do and perform each and every act whatsoever requisite and necessary to be done in and about the premises, with full power of substitution, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, and hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

 IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 16th day of December, 1997.




     /s/James V. Schumacher             /s/ Martin P. Egli
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     James V. Schumacher                Martin P. Egli


     /s/ Jerry C. Benjamin              /s/ Enrique Maso
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     Jerry C. Benjamin                  Enrique Maso